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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
eMerge Interactive, Inc.

We consent to the use of our reports dated April 13, 1999 on the financial statements of Lost Pelican, L.L.C. as of December 31, 1997 and 1998 and for each of the years in the two-year period ended December 31, 1998 and July 7, 1999 on the financial statements of QDD Investment Company, L.L.C. as December 31, 1998 and for the year then ended, and December 6, 1999 on the consolidated financial statements of eMerge Interactive, Inc. as of December 31, 1997 and 1998 and September 30, 1999 and for each of the years in the three-year period ended December 31, 1998 and for the nine months ended September 30, 1999, included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                   /s/KPMG LLP


Orlando, Florida
December 10, 1999